Exhibit 99.1
COVANTA REPORTS 2011 FIRST QUARTER RESULTS
2011 Guidance Reaffirmed
Regular Quarterly Dividend Established
Quezon Asset Sale Closed
MORRISTOWN, NJ, April 20, 2011 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported unaudited financial results today for the three months ended March 31, 2011.

	Q1
	2011	2010
	($ in millions, except per share amounts)
Revenues	$377	$368
Net Income (Loss) Attributable to Covanta	$133	$(7)
Adjusted EBITDA	$71	$69
Free Cash Flow	$66	$83
Adjusted EPS	$(0.10)	$(0.11)
Commenting on the first quarter of 2011, Anthony Orlando, President and CEO stated, “First quarter results were in-line with our expectations, plus we achieved two big milestones: we initiated a quarterly dividend and separately, we completed the sale of two non-core fossil fuel power plants.” Looking ahead, Mr. Orlando continued, “More than half of our intense spring maintenance activity is behind us and it continues to go well. In addition, we’re beginning to see waste markets firm-up, which positions us nicely to achieve our full year goals.”
First Quarter Results From Continuing Operations
For the three months ended March 31, 2011, operating revenues increased $9 million or 2% to $377 million, up from $368 million in the prior year comparative period. This increase is primarily attributable to increased construction revenues, higher revenues from the sale of recycled metals, service fee contract escalations, as well as a full quarter operating the Dade facility, partially offset by lower energy revenues, which are primarily attributable to the economic dispatching of certain biomass facilities.
Operating expenses of $379 million rose 2% from $372 million in the prior year comparative period. The increase reflects normal cost escalations, higher fuel related costs as well as higher construction related expenses, partially offset by reduced development spending and lower costs associated with the economic dispatching of certain biomass facilities.

Adjusted EBITDA of $71 million rose 3% compared to $69 million in last year’s first quarter. Organic growth, including strong recycled metals pricing, coupled with lower development spending more than offset the impact of declining debt service revenue.
Free Cash Flow was $66 million in the first quarter, compared to $83 million in the prior year comparative period. The reduction was primarily attributable to the favorable working capital realized in 2010 highlighted by the Company at that time.
Adjusted EPS for the first quarter of 2011 was $(0.10) compared to $(0.11) in last year’s first quarter, primarily due to the factors noted above.
2011 Guidance for Continuing Operations
The Company is reaffirming its 2011 guidance for the following key metrics (in millions, except per share amounts):

Metric	Guidance Range	2010 Actual
Adjusted EBITDA	$480 - $520	$470
Free Cash Flow	$250 - $300	$318
Adjusted EPS	$0.40 - $0.55	$0.42
Shareholder Return Activities
During the quarter, the Company repurchased $54 million in common stock, or 3.2 million shares (2.1% of our outstanding shares), at a weighted average cost of $16.84 per share. Aggregate repurchases since June 2010 total $149 million, or 9.3 million shares, representing 6% of our outstanding shares. The Company also initiated a quarterly dividend in the amount of $0.075 per share, ($0.30 per share annualized). Mr. Orlando noted that, “Since last June, we have returned approximately $390 million to shareholders while holding our net debt flat. This significant distribution evidences our commitment to returning excess capital not needed for reinvestment or growth opportunities.”
Sale of Asia IPP Assets
During the first quarter, the Company completed the sale of Quezon (Philippines) and Samalpatti (India), two of the four Asia IPP assets designated as assets held for sale. Earlier this month, the Company also entered into an agreement to sell a third facility, Madurai (India), with a closing expected to occur later this year, subject to satisfaction of certain closing conditions, including financing. “We are on track to realize gross proceeds of $270 to $290 million, assuming we successfully close all four asset sales. We currently expect to repatriate at least $100 million of that amount, which we anticipate returning to shareholders,” added Mr. Orlando.
Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Thursday, April 21, 2011 to discuss its results for the three months ended March 31, 2011. To participate, please dial 877-806-3982 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 702-928-7062. Please utilize conference ID number 57123173 when prompted by the conference call operator. We will also be referring to supplemental slides and webcasting the conference call, either of which can be accessed from the Investor Relations section of the Covanta website at www.covantaenergy.com.

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A replay of the conference call will be available from 11:30 am (Eastern) Thursday, April 21, 2011. To access the replay, please dial 800-642-1687, or from outside of the United States 706-645-9291 and use the replay conference ID number 57123173. The webcast will also be archived on www.covantaenergy.com.
About Covanta
Covanta is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 44 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into 9 million megawatt hours of clean renewable electricity and more than 9 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaenergy.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs, Esq.
1- 862.345.5285
Attachments

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Exhibit 1
Covanta Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2011	2010(A)
	(Unaudited)
	(In millions, except per share amounts)
Operating revenues
Waste and service revenues	$251	$241
Electricity and steam sales	94	101
Other operating revenues	32	26

Total operating revenues	377	368

Operating expenses
Plant operating expenses	271	264
Other operating expenses	28	24
General and administrative expenses	25	26
Depreciation and amortization expense	47	48
Net interest expense on project debt	8	10

Total operating expenses	379	372

Operating loss	(2)	(4)

Other income (expense)
Interest expense	(17)	(11)
Non-cash convertible debt related expense	(5)	(8)

Total other expenses	(22)	(19)

Loss from continuing operations before income tax benefit and equity in net loss from unconsolidated investments	(24)	(23)
Income tax benefit	10	10
Equity in net loss from unconsolidated investments	—	(2)

Loss from continuing operations	(14)	(15)

Income from discontinued operations (including net gain on disposal of assets held for sale of $136 in 2011), net of income tax expense of $2 and $2, respectively (A) (B)	149	10

Net Income (Loss)	135	(5)

Noncontrolling interests:
Less: Net income from continuing operations attributable to noncontrolling interests in subsidiaries	—	(1)
Less: Net income from discontinued operations attributable to noncontrolling interests in subsidiaries (A)	(2)	(1)

Total net income attributable to noncontrolling interests in subsidiaries	(2)	(2)

Net Income (Loss) Attributable to Covanta Holding Corporation	$133	$(7)

Amounts Attributable to Covanta Holding Corporation stockholders’:
Continuing operations	$(14)	$(16)
Discontinued operations (A)	147	9

Net Income (Loss) Attributable to Covanta Holding Corporation	$133	$(7)

Earnings (Loss) Per Share Attributable to Covanta Holding Corporation stockholders’:
Basic
Continuing operations	$(0.09)	$(0.10)
Discontinued operations (A)	1.00	0.05

Covanta Holding Corporation	$0.91	$(0.05)

Weighted Average Shares	147	154

Diluted
Continuing operations	$(0.09)	$(0.10)
Discontinued operations (A)	1.00	0.05

Covanta Holding Corporation	$0.91	$(0.05)

Weighted Average Shares	147	154

Cash Dividend Declared Per Share:	$0.075	$—

Supplemental Information — Non-GAAP
Adjusted EPS (C)	$(0.10)	$(0.11)

(A)	In 2010, we adopted a plan to sell our interests in our non-core legacy fossil fuel independent power production facilities located in the Philippines, India, and Bangladesh. During the fourth quarter of 2010, these assets were classified as Assets Held for Sale as a result of our ongoing effort to sell them. Consequently, all corresponding prior year periods presented in our condensed consolidated financial statements have been reclassified to reflect these assets as discontinued operations.

(B)	During the first quarter of 2011, we completed the sale of our majority equity interests in a 106 MW (gross) heavy fuel-oil fired electric power generation facilities in Tamil Nadu, India (“Samalpatti”) and we completed the sale of our interests in a 510 MW (gross) coal-fired electric power generation facility in the Philippines (“Quezon”). The Quezon assets sold consisted of our entire interest in Covanta Philippines Operating, Inc., which provided operation and maintenance services to the facility, as well as our 26% ownership interest in the project company, Quezon Power, Inc. We received a combined total of cash proceeds of approximately $225 million, net of transaction costs.

(C)	For additional information, see Exhibit 4 of this Press Release.

Exhibit 2
Covanta Holding Corporation
Condensed Consolidated Balance Sheets

	As of
	March 31,	December 31,
	2011	2010
	(Unaudited)
	(In millions, except per share amounts)
ASSETS
Current:
Cash and cash equivalents	$327	$126
Restricted funds held in trust	97	126
Receivables (less allowances of $4 and $3, respectively)	241	272
Unbilled service receivables	18	23
Deferred income taxes	27	27
Prepaid expenses and other current assets	115	110
Assets held for sale (A)	88	191

Total Current Assets	913	875
Property, plant and equipment, net	2,475	2,478
Investments in fixed maturities at market (cost: $28 and $29, respectively)	28	29
Restricted funds held in trust	107	107
Unbilled service receivables	30	32
Waste, service and energy contracts, net	464	472
Other intangible assets, net	78	79
Goodwill	230	230
Investments in investees and joint ventures	42	46
Other assets	324	328

Total Assets	$4,691	$4,676

LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$55	$7
Current portion of project debt	94	141
Accounts payable	35	23
Deferred revenue	75	72
Accrued expenses and other current liabilities	230	186
Liabilities held for sale (A)	27	34

Total Current Liabilities	516	463
Long-term debt	1,498	1,558
Project debt	636	662
Deferred income taxes	597	605
Waste and service contracts	85	89
Other liabilities	142	140

Total Liabilities	3,474	3,517

Equity:
Covanta Holding Corporation stockholders’ equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 158 and 157 shares; outstanding 147 and 150 shares)	16	16
Additional paid-in capital	876	893
Accumulated other comprehensive income	13	5
Accumulated earnings	298	213
Treasury stock, at par	(1)	(1)

Total Covanta Holding Corporation stockholders’ equity	1,202	1,126
Noncontrolling interests in subsidiaries	15	33

Total Equity	1,217	1,159

Total Liabilities and Equity	$4,691	$4,676

(A)	See Exhibit 1 — Note A of this Press Release.

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Three Months Ended
	March 31,
	2011	2010(A)
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income (loss)	$135	$(5)
Less: Income from discontinued operations, net of tax expense (A)	149	10

Loss from continuing operations	(14)	(15)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	47	48
Non-cash convertible debt related expense	5	8
Stock-based compensation expense	5	4
Deferred income taxes	(9)	(9)
Decrease in restricted funds held in trust	(15)	(12)
Other, net	3	2
Change in working capital, net of effects of acquisitions	71	90

Net cash provided by operating activities from continuing operations	93	116
Net cash (used in) provided by operating activities from discontinued operations (A)	(10)	3

Net cash provided by operating activities	83	119

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(38)	(38)
Acquisition of noncontrolling interests in subsidiaries	—	(2)
Acquisition of businesses, net of cash acquired	—	(128)
Other, net	4	(16)

Net cash used in investing activities from continuing operations	(34)	(184)
Net cash provided by investing activities from discontinued operations (A)	220	—

Net cash provided by (used in) investing activities	186	(184)

FINANCING ACTIVITIES:
Principal payments on long-term debt	(8)	(2)
Principal payments on project debt	(74)	(43)
Proceeds from borrowings on project debt	2	—
Change in restricted funds held in trust	44	11
Common stock repurchased	(54)	—
Other financing	(4)	1

Net cash used in financing activities from continuing operations	(94)	(33)
Net cash provided by (used in) financing activities from discontinued operations (A)	10	(6)

Net cash used in financing activities	(84)	(39)

Effect of exchange rate changes on cash and cash equivalents	2	—

Net increase (decrease) in cash and cash equivalents	187	(104)
Cash and cash equivalents at beginning of period	141	434

Cash and cash equivalents at end of period	328	330
Less: Cash and cash equivalents of discontinued operations at end of period (A)	1	13

Cash and cash equivalents of continuing operations at end of period	$327	$317

(A)	See Exhibit 1 — Note A of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Diluted Loss Per Share to Adjusted EPS

	Three Months Ended
	March 31,		Full Year
	2011	2010(A)	Estimated 2011
	(Unaudited)
Continuing Operations — Diluted Loss Per Share	$(0.09)	$(0.10)
Reconciling Items (B)	(0.01)	(0.01)

Adjusted EPS	$(0.10)	$(0.11)	$0.40 - $0.55

(A)	See Exhibit 1 — Note A of this Press Release.

(B)	For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation	Exhibit 4A
Reconciling Items

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
	(In millions, except per share amounts)
Reconciling Items
Effect on income of derivative instruments not designated as hedging instruments	$(1)	$(2)

Total Reconciling Items, pre-tax	(1)	(2)
Tax effect of reconciling items	1	1
Grantor trust activity	(1)	—

Total Reconciling Items, net of tax	$(1)	$(1)

Diluted Loss Per Share Impact	$(0.01)	$(0.01)

Weighted Average Diluted Shares Outstanding	147	154

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2011	2010(A)	Estimated 2011
	(Unaudited, in millions)
Net Loss from Continuing Operations Attributable to Covanta Holding Corporation	$(14)	$(16)	$60 - $83

Depreciation and amortization expense	47	48	$196 - $190

Debt service:
Net interest expense on project debt	8	10
Interest expense	17	11
Non-cash convertible debt related expense	5	8

Subtotal debt service	30	29	$133 - $128

Income tax benefit	(10)	(10)	$41 - $67

Net income attributable to noncontrolling interests in subsidiaries	—	1	$3 - $9

Other adjustments:
Debt service billings in excess of revenue recognized (B)	11	11
Non-cash compensation expense	5	4
Other non-cash expenses (C)	2	2

Subtotal other adjustments	18	17	$47 - $43

Total adjustments	85	85

Adjusted EBITDA — Continuing Operations	$71	$69	$480 - $520

(A)	See Exhibit 1 — Note A of this Press Release.

(B)	Formally labeled “Decrease in Unbilled Service Receivables”. This amount represents a true-up between (a) revenue recognized in the period for client payments of project debt principal under service fee contract structures, which is accounted for on a straight-line basis over the term of the project debt, and (b) actual billings to clients for debt principal payments in the period. As a result of this adjustment, Adjusted EBITDA reflects the actual amounts billed to clients for debt service principal, not the straight-lined revenue as recognized.

(C)	Includes certain non-cash items that are added back under the definition of Adjusted EBITDA in Covanta Energy Corporation’s credit agreement.

Covanta Holding Corporation	Exhibit 6
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	March 31,		Full Year
	2011	2010(A)	Estimated 2011
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$93	$116	$325 - $385
Less: Maintenance capital expenditures (B)	(27)	(33)	($75) - ($85)

Continuing Operations Free Cash Flow	$66	$83	$250 - $300

Uses of Continuing Operations Free Cash Flow

Continuing Operations Free Cash Flow	$66	$83	$250 - $300

Net cash used for scheduled principal payments on project debt (C)	(30)	(32)	($102)
Net cash used for scheduled principal payments on long-term debt	(2)	(2)	($7)
Distributions to partners of noncontrolling interests in subsidiaries	(2)	(1)	($6)

Free Cash Flow Available After Scheduled Payments	$32	$48	$135 - $185

Other Sources and Uses of Cash:

Investments:
Acquisition of businesses, net of cash acquired	$—	$(128)
Non-maintenance capital expenditures	(11)	(5)
Acquisition of noncontrolling interests in subsidiaries	—	(2)
Other investing activities, net (D)	4	(16)

Total investments	$(7)	$(151)

Return of capital to shareholders:
Common stock repurchased	$(54)	$—

Total return of capital to shareholders	$(54)	$—

Capital raising activities:
Net proceeds from issuance of project debt	$2	$—
Other financing activities, net	(2)	5

Net proceeds from capital raising activities	$—	$5

Optional debt repayments:
Optional repayment of corporate debt	$(6)	$—

Total optional debt repayments	$(6)	$—

Short-term borrowing activities:
Financing of insurance premiums, net	$—	$(3)

Short-term borrowing activities, net	$—	$(3)

Effect of exchange rate changes on cash and cash equivalents	$2	$—

Net change in cash and cash equivalents from continuing operations	$(33)	$(101)

(A)	See Exhibit 1 — Note A of this Press Release.

(B)	Purchases of property, plant and equipment is also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

Maintenance capital expenditures	$(27)	$(33)
Capital expenditures associated with project construction / development	(3)	(3)
Capital expenditures associated with technology development	(2)	(2)
Capital expenditures — other	(6)	—

Total purchases of property, plant and equipment	$(38)	$(38)

(C)	Calculated as follows:

Total principal payments on project debt	$(74)	$(43)	($140)
Decrease in related restricted funds held in trust	44	11	$38

Net cash used for principal payments on project debt	$(30)	$(32)	($102)

(D)	Other investing activities is primarily comprised of net payments from the purchase/sale of investment securities and business development expenses.

Covanta Holding Corporation	Exhibit 7
Calculation of Key Metrics For The Three Months Ended March 31, 2010 and June 30, 2010 (A)

Free Cash Flow	Three Months Ended
	March 31, 2010	June 30, 2010
	(Unaudited, in millions)

Cash flow provided by operating activities from continuing operations	$116	$74
Less: Maintenance capital expenditures	(33)	(16)

Free Cash Flow — Continuing Operations	$83	$58

Maintenance capital expenditures	$(33)	$(16)
Capital expenditures associated with project construction / development	(3)	(7)
Capital expenditures associated with technology development	(2)	(2)
Capital expenditures — other	—	(2)

Total purchases of property, plant and equipment	$(38)	$(27)

Adjusted EBITDA	Three Months Ended
	March 31, 2010	June 30, 2010
	(Unaudited, in millions)

Net (Loss) Income from Continuing Operations Attributable to Covanta Holding Corporation	$(16)	$15

Depreciation and amortization expense	48	47
Debt service	29	32
Income tax (benefit) expense	(10)	13
Net income attributable to noncontrolling interests in subsidiaries	1	1
Debt service billings in excess of revenue recognized	11	6
Other	6	8

Adjusted EBITDA — Continuing Operations	$69	$122

Adjusted EPS	Three Months Ended
	March 31, 2010	June 30, 2010
	(Unaudited)
Continuing Operations — Diluted (Loss) Earnings Per Share	$(0.10)	$0.10
Reconciling Items	(0.01)	0.01

Adjusted EPS	$(0.11)	$0.11

Reconciling Items

	Three Months Ended
	March 31, 2010	June 30, 2010
	(Unaudited)
	(In millions, except per share amounts)
Effect on income of derivative instruments not designated as hedging instruments	$(2)	$1

Total Reconciling Items, pre-tax	(2)	1
Tax effect of reconciling items	1	(1)
Grantor trust activity	—	1

Total Reconciling Items, net of tax	$(1)	$1

Diluted (Loss) Earnings Per Share Impact	$(0.01)	$0.01

Weighted Average Diluted Shares Outstanding	154	155

(A)	Prior year quarterly information is provided for informational purposes to allow for year-over-year comparisons.

Covanta Holding Corporation	Exhibit 8
Capitalization Information

	As of
	March 31,	December 31,
	2011	2010
	(Unaudited, in millions)
Cash and Cash Equivalents:
Domestic	$27	$68
International	291	52
Insurance	9	6

Total Cash and Cash Equivalents	$327	$126

Restricted Funds Held in Trust: (A)
Debt Service — Principal	$111	$157
Debt Service — Interest	7	6

Debt Service Funds — Total	118	163
Revenue Funds	25	18
Other Funds	61	52

Total Restricted Funds Held in Trust	$204	$233

(A)	Restricted funds held in trust are primarily amounts received by third party trustees relating to certain projects we own which may be used only for specified purposes. We generally do not control these accounts. They primarily include debt service reserves for payment of principal and interest on project debt. Revenue funds are comprised of deposits of revenues received with respect to projects prior to their disbursement. Other funds are primarily amounts held in trust for operations, maintenance, environmental obligations and operating lease reserves in accordance with agreements with our clients.
Exhibit 8A

	As of March 31, 2011		As of December 31, 2010
	Face Value	Book Value	Face Value	Book Value
	(Unaudited, in millions)
Corporate Debt:
Revolving Credit Facility	$—	$—	$—	$—
Term Loan Facility	624	624	626	626
7.25% Senior Notes due 2020	400	400	400	400
3.25% Cash Convertible Senior Notes due 2014	460	480	460	485
1.00% Senior Convertible Debentures due 2027	51	49	57	54

Total corporate debt (including current portion)	$1,535	$1,553	$1,543	$1,565

Project Debt:
Domestic project debt — service fee facilities	$341	$347	$395	$402
Domestic project debt — tip fee facilities	366	371	386	391
International project debt	12	12	10	10

Total project debt (including current portion)	$719	$730	$791	$803

Total Debt Outstanding	$2,254	$2,283	$2,334	$2,368

Net Debt (A)	$1,816		$2,051

Availability for Borrowings under the Revolving Credit Facility	$300		$300

(A)	Net Debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal restricted funds.

Covanta Holding Corporation	Exhibit 9
Return to Stockholders
(Unaudited, in millions, except per share amount and percentages)
During year ended December 31, 2010 and quarter ended March 31, 2011, the following amounts were returned to stockholders:

				% of Common
				Stock
		Shares	Weighted Average	Outstanding
	Amount	Repurchased	Cost Per Share	Repurchased
Common Stock Repurchased (A)
Q3 2010	$37	2.5	$14.69	1.6%
Q4 2010	58	3.6	$16.16	2.4%

FY 2010 sub-total:	$95	6.1	$15.56	4.0%
Q1 2011	54	3.2	$16.84	2.1%

Total Common Stock Repurchased	$149	9.3	$16.00	6.0%

Cash Dividends Declared to Stockholders (B)
2010	$233
Q1 2011	11

Total Cash Dividends Declared to Stockholders	$244

Total Return to Stockholders	$393

(A)	On June 17, 2010, the Board of Directors increased the authorization to repurchase shares of outstanding common stock to $150 million. On March 14, 2011, the Board of Directors approved an additional $50 million of share repurchase authorization, bringing the total authorized amount to $200 million. As of March 31, 2011, the amount remaining under our currently authorized share repurchase program is $50.4 million.

(B)	On June 17, 2010, the Board of Directors declared a special cash dividend of $1.50 per share (approximately $233 million in aggregate) which was paid on July 20, 2010. On March 14, 2011, the Board of Directors approved a quarterly regular cash dividend of $0.075 per share. The payment was made on April 12, 2011 to stockholders of record as of the close of business on March 30, 2011.

Covanta Holding Corporation	Exhibit 10
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2011	2010A)	Estimated 2011
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$93	$116	$325 - $385

Debt service	30	29	$133 - $128

Change in working capital	(71)	(90)
Change in restricted funds held in trust	15	12
Non-cash convertible debt related expense	(5)	(8)
Equity in net income from unconsolidated investments	—	(1)
Dividends from unconsolidated investments	(4)	—
Current tax provision	(1)	(1)
Other	14	12

Sub-total	(52)	(76)	$22 - $7

Adjusted EBITDA — Continuing Operations	$71	$69	$480 - $520

(A)	See Exhibit 1 — Note A of this Press Release.

Covanta Holding Corporation	Exhibit 11
Energy Revenue — Volume and Unit Statistics — Americas

	Three Months Ended March 31, 2011
		Covanta
		Share(A)	Avg Revenue Per
	Revenue ($)	(MWh)	MWh
	(Unaudited, in millions, except per unit amounts)

Contracted and Hedged (B)	$68	0.9	$73
Exposed (C)	20	0.3	$64

Total	$88	1.3	$71

(A)	Covanta share of energy sold (both electricity and steam sales). The MWhs shown above include steam sales converted to MWhs.

(B)	Reflects energy that is sold at contractual rates that are not subject to significant market price fluctuation or that is hedged at fixed prices.

(C)	Reflects energy that is sold at or indexed to volatile market prices, whether or not under contract. This includes certain facilities that sell energy at “avoided cost” rates that are linked to energy commodities with volatile pricing.

Covanta Holding Corporation	Exhibit 12
Plant Operating Expenses Detail — Americas
The Americas segment quarterly plant operating expenses typically differs substantially as a result of the timing of scheduled plant maintenance. We typically conduct scheduled maintenance periodically each year, which requires that individual boiler units temporarily cease operations. During these scheduled maintenance periods, we incur material repair and maintenance expenses and receive less revenue until the boiler units resume operations. This scheduled maintenance typically occurs during periods of off-peak electric demand and/or periods of lower waste volumes, which occur during all of the first quarter and portions of the second and fourth fiscal quarters. The first quarter scheduled maintenance period is typically the most extensive, with the second and fourth quarters historically being at similar levels. Given these factors, we typically experience our highest plant maintenance expense during our first quarter of each year and our lowest plant maintenance expense during the third quarter of each year. The aggregate of all other components of plant operating expense is relatively consistent each quarter of the year.

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited, in millions)

Plant Operating Expenses:
Plant maintenance (A)	$87	$85
All other	177	172

Plant operating expenses	$264	$257

(A)	Plant maintenance costs include our internal maintenance team and non facility employee costs for facility scheduled and unscheduled equipment maintenance and repair expenses.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.
Adjusted EBITDA
We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations.
Under these credit facilities, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of March 31, 2011. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
•	maximum Covanta Energy leverage ratio of 3.50 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

•	minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2011 and 2010, reconciled for each such periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities from continuing operations less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months ended March 31, 2011 and 2010, reconciled for each such periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings (Loss) Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include write-down of assets, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three months ended March 31, 2011 and 2010, reconciled for each such periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP.